PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "Agreement") dated as of the 8th day of June, 1999, is between WHITING PETROLEUM CORPORATION, a Delaware corporation, and WHITING PROGRAMS, INC., a Delaware corporation (collectively, "Seller"), whose address is Mile High Center, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2301, and DELTA PETROLEUM CORPORATION, a Colorado corporation ("Buyer"), whose address is 555 17th Street, Suite
3310, Denver, Colorado 8O2O2. Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

         In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                 ARTICLE 1
                             PURCHASE AND SALE


     1.1 Purchase and Sale. Subject to Section 2.4 and the other terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and pay for all of Seller's right, title and interest in and to the Interests.

     1.2 Interests. All of the following shall be referred to in this Agreement collectively as the "Interests" and individually as an "Interest":

(a) The oil, gas and mineral leases described on Exhibit "A" attached hereto (collectively, the "Leases"), including, without limitation working interests, overriding royalty interests, royalty interests and any other interests of a similar nature affecting the lands covered by the Leases (collectively, the "Lands").

(b) The wells described on Exhibit "A" or which are located on the Lands collectively, the "Wells").

(c) All unitization, communitization, pooling, agreements, working interest units created by operating agreements, partnership agreements and orders covering the Leases and Lands, or any portion thereof, and the units and pooled or communitized areas created thereby, including the Federal units created by the Unit Agreements described on Exhibit "A" (collectively, the "Units") and the four partnerships created by the Partnership Agreements described on Exhibit "A," i.e., PAPCO, PANGL, GGP and PATC (collectively, the "Partnerships").

(d) The tangible personal property, tools, machinery, materials, pipelines, plants, gathering systems, equipment, fixtures and improvements, which are incident or attributable to the Leases, Lands, Wells or Units with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, on the Effective Time (collectively, the "Equipment").

(e) The licenses, permits, contracts, agreements and other instruments owned by Seller (other than bonds posted by Seller) which concern and relate to any of the Leases, Lands, Wells, Units and/or Equipment, INSOFAR AND ONLY INSOFAR as same concern or relate to the Leases, Lands, Wells, Units and/or Equipment, or the operation thereof;
including, without limitation, oil, gas and condensate purchase and sale contracts; permits,; rights-of-way; easements; licenses;
servitudes; estates; surface leases; farmin and farmout agreements; division orders and transfer orders; bottomhole agreements; dry hole agreements; area-of-mutual interest agreements; salt water disposal agreements; acreage contribution agreements; operating agreements; balancing agreements and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of hydrocarbons; and all other contracts and agreements related to the Leases, Lands, Wells, Units and/or Equipment.

(f) Originals or copies of all computer tapes and discs, files, records, information or data relating to the Interests in the possession of Seller, including, without limitation, title records (including abstracts of title, title opinions, certificate of title and title curative documents), accounting records and files, contracts, correspondence, production records, electric logs, core data, pressure data, decline curves, graphical production curves, drilling reports, well completion reports, drill stem test charts and reports, engineering reports, regulatory reports, and all related materials, INSOFAR AND ONLY INSOFAR as the foregoing items constitute materials that may be lawfully conveyed to Buyer (i.e., the materials are not subject to a proprietary agreement precluding their transfer to Buyer), and, to the extent transferable, all other contract rights, intangible rights (excluding Seller's trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Interests,

(g) All payments, and all rights to receive payments, with respect to the ownership of the production of hydrocarbons from or the conduct of operations on the Interests accruing after the Effective Time.

     1.3 Reserved Interests. Notwithstanding any provision of this Agreement to the contrary, Seller reserves and retains (i) Seller's corporate, financial, tax and legal records and its other business records; (ii) cash, bank accounts, travel letter accounts and prepaid insurance; (iii) the management information systems and other intellectual property rights of Seller used by Seller in the management and administration of its business; (iv) all claims that Seller may have under any policy of insurance, indemnity or bond maintained by Seller other than claims relating to property damage or casualty loss affecting the Interests occurring between the Effective Time and Closing (which claims shall be included in the Interests);
(v) all accounts receivable, trade credits or notes receivable accrued before the Effective Time; (vi) any files or records that Seller is contractually or otherwise obligated not to disclose to Buyer; (vii) all claims and causes of action arising from acts, omissions or events, or damage or destruction of property occurring prior to the Effective Time; and (viii) all interests and rights not specifically included in the definition of Interests (the "Reserved Interests").

     1.4 Effective Time. The purchase and sale of the Interests shall be effective as of April 1, 1999, at 7:00 a.m., Pacific Standard Time (herein called the "Effective Time").

     1.5 Ownership of the Interests. Should Closing occur, Seller shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds), and shall be subject to the duties and obligations of such ownership attributable to the Interests for the period of time prior to the Effective Time and, subject to Section 2.4 and the other provisions of this Agreement, Buyer shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds) and shall be subject to the duties and obligation of such ownership attributable to the Interests for the period of time from and after the Effective
Time. All expenses and costs, including, without limitation, all ad valorem, property, production, severance, and similar taxes and assessments based upon or measured by the ownership of the Interests, the production of hydrocarbons, or the receipt of proceeds therefrom) attributable to the Interests, shall be paid by or allocated to Seller if incurred or accruing with respect to operations conducted prior to the Effective Time and, subject to Section 2.4 and the other provisions of this Agreement, all such expenses and costs shall be paid by or allocated to Buyer if incurred or accruing with respect to operations conducted after the Effective Time. All hydrocarbons in storage facilities above or upstream from the pipeline connection to each storage facility, or downstream of delivery point sales meters on gas pipelines, as of the Effective Time, shall belong to Seller. Subject to Section 2.4 and the other provisions of this Agreement, all of the hydrocarbons placed in such storage facilities or upstream of the aforesaid meters on pipelines after the Effective Time shall belong to Buyer and shall become a part of the Interests. In order to accomplish the foregoing allocation of production, the parties shall rely upon the records maintained by the operator of the relevant Interest, unless such records are demonstrated to be inaccurate.

     1.6 Risk of Loss. Seller shall assume all risk of loss with respect to the Interests prior to Closing and, subject to Section 2.4 and the other provisions of this Agreement, Buyer shall assume all risk of loss from and after the Closing.


                                 ARTICLE 2
                              PURCHASE PRICE



     2.1      Purchase Price.  The purchase price for the Interests shall be
(i) 250,000 shares of the Buyer's common stock and (ii) SIX MILLION
DOLLARS ($6,000,000.00), herein called the "Purchase Price," payable pursuant to Sections 2.2, 2.3 and 2.4 below. At Closing, the Purchase
Price shall be adjusted as set forth in Section 2.5 below.

     2.2 Common Stock. Following the execution of this Agreement, Buyer shall issue and deliver to Seller 250,000 shares of its restricted common stock (the "Common Stock").

     2.3 Earnest Money Deposit. Following its execution of this Agreement, Buyer shall deposit with Seller, by wire transfer or other immediately available funds, ONE MILLION DOLLARS ($1,000,000) as an earnest money deposit (the "Earnest Money Deposit").

     2.4 Promissory Note. Following the execution of this Agreement, Buyer shall execute and deliver to Seller a non-interest bearing promissory note, in the form attached hereto as Exhibit "B" (the
"Promissory Note"), in the principal amount of FIVE MILLION DOLLARS ($5,000,000), payable in two installments of TWO MILLION DOLLARS
($2,000,000) on August 2, 1999 (the "First Installment Payment") and
THREE MILLION DOLLARS ($3,000,000) on December 1, 1999 (the "Second Installment Payment"). The Promissory Note will be non-recourse to
Buyer.

The following procedures shall apply with respect to the Promissory
Note:

         (a) If Buyer fails to make the First Installment Payment, this Agreement shall terminate without further obligation by either Party to the other Party and the Earnest Money Deposit shall be returned to Buyer by Seller; provided, however, that Seller shall retain the Common Stock delivered pursuant to Section 2.2 and shall have the registration rights provided in Section 9.3.

         (b) If Buyer makes the First Installment Payment, but fails to make the Second Installment Payment, Seller shall retain the Earnest Money Deposit, the First Installment Payment and the Common Stock and shall convey to Buyer at Closing fifty percent (50%) of its right, title and interest in the Interests pursuant to Section 8.3.

         (c) If Buyer makes the First Installment Payment and the Second Installment Payment, Seller shall convey to Buyer at Closing all of Seller's right, title and interest in the Interests.

     2.5 Adjustments to Purchase Price. At Closing, the Purchase Price shall be adjusted, depending upon the ownership interest conveyed at the Closing, as follows and the resulting amount shall be referred to herein as the "Adjusted Purchase Price":

(a)      The Purchase Price shall be adjusted upward by the following:

         i. The amount of actual operating or capital expenditures or prepaid expenses attributable to the Interests paid by or on behalf of Seller in connection with the operation of the Interests and which are, according to generally accepted accounting principles, attributable to the period of time between the Effective Time and the Closing Date. Such expenditures and expenses shall include, without limitation, royalties, rentals and other charges; ad valorem, property, excise, and any other taxes based upon or measured by the ownership of the Interests, the production of hydrocarbons or the receipt of proceeds therefrom; terminal fees and tariffs and related charges; and expenses payable to a third person under applicable joint operating agreements, including, without limitation, overhead charges and royalty disbursement fees payable to operator, or similar payments to third party operators, or, in the absence of any joint operating agreement, those items customarily billed under such an agreement.

         ii.  Any other amounts agreed upon by Seller and Buyer.

(b)      The Purchase Price shall be adjusted downward by the following:

         i. Reductions due to Title Failures and uncured Title Defects as provided in Section 11.6.

         ii. The gross proceeds actually received by Seller, net of applicable severance and production taxes and compression charges and royalty and overriding royalty payments, and derived from the sale of hydrocarbons attributable to the Interests to the extent owned by Buyer pursuant to the provisions of Section 1.5 above.

         iii. An amount equal to unpaid ad valorem, property, production, severance and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of the Interests, the production of hydrocarbons, or the receipt of proceeds therefrom, which taxes or assessments become due and payable or accrue (but have not yet become due and payable) with respect to the Interests prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax period in question; otherwise, the amount of the adjustment under this subsection shall be computed based upon such taxes assessed against the applicable portion of the Interests for the immediately preceding tax period just ended.

         iv. Any other amounts agreed upon by Seller and Buyer.

     2.6 Purchase Price Allocation. The Purchase Price shall be allocated among the Interests as set forth in Exhibit "C" attached hereto.

     2.7      Calculation of Estimated Adjusted Purchase Price; Payment at
Closing.   Seller shall prepare and deliver to Buyer, at least five
(5) "Business Days" (which term shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, or Dallas, Texas are required or authorized by law to be closed) prior to the Closing Date, Seller's estimate of the Adjusted Purchase Price to be paid at Closing, together with a statement setting forth
Seller's estimate of the amount of each adjustment to the Purchase
Price to be made pursuant to Section 2.5. The parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the Adjusted Purchase
Price for purposes of Closing shall be calculated based on Seller's and Buyer's agreed upon estimated adjustments and Seller's good faith estimation of any disputed amounts.

         If Buyer fails to make the Second Installment Payment at Closing, the Parties shall calculate fifty percent (50%) of the adjustment amounts determined pursuant to Sections 2.5 and, rather than adjust the Purchase Price, the Party that owes the other Party as a result shall pay such other Party the amount owed, and Seller shall convey to Buyer fifty percent (50%) of Seller's right, title and interest in the Interests pursuant to Section 8.3.

                                 ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES


     3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer the following:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to carry on its business in the State of California and each state where failure to so qualify would have a material adverse effect upon its business or the Interests.

(b) Seller has all requisite power and authority to arry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Agreement and the transactions contemplated herein has been duly and validly authorized.

(d) This Agreement has been duly executed and delivered on behalf of Seller, and all documents and instruments required hereunder to be executed and delivered by Seller at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

(e) Except as set forth on Exhibit "D" attached hereto, there are no outstanding authorizations for expenditures ("AFEs") that (i) require the drilling of wells or other material development operations in order to earn or to continue to hold all or any portion of the Interests, or (ii) obligate Seller to make payments of any amounts in connection with drilling of wells or other material capital expenditures affecting the Interests.

(f) Except as set forth on Exhibit "D", Seller is not obligated to deliver hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment for the production attributable to Seller's ownership in and to the Interests by virtue of: (i) a prepayment arrangement under any contract for the sale of hydrocarbons and containing a "take or pay", or similar provisions,
(ii) a production payment, or (iii) any other arrangement.

(g) Except for those taxes and assessments for which a Purchase Price adjustment is made under Section 2.5(b)(iii), during the period of Seller's ownership of the Interests, Seller has properly paid all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests that have become due and payable before the Effective Time.

(h) Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(i) Except as set forth in Exhibit "D", no suit, action or other proceeding is pending or, to the best of Seller's knowledge, threatened before any court, arbitration panel or governmental agency which relates to the Interests and which might result in a material loss of Seller's title to any portion of the Interests, or a material diminution of the value of any of the Interests, or that might materially hinder or impede the operation of the Leases.

(j) As used in this Agreement, the term, "Existing Documents" shall mean all of the oil, gas and other mineral leases, assignments or other instruments or agreements that comprise the Interests, and all contractually binding arrangements to which the Interests may be subject and which will be binding on the Interests or Buyer after Closing (including, without limitation, oil, gas and other mineral leases, overriding royalty assignments, farm-out and farm-in agreements, option agreements, forced pooling orders, assignments of production payments, partnership agreements, unit agreements, unit operating agreements, joint operating agreements, balancing agreements, unit operating agreements, production contracts, processing contracts, gas sales contracts, marketing and transportation contracts and division orders). To the best of Seller's knowledge, (i) all Existing Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws); (ii) Seller is not in material breach or default with respect to any of its obligations pursuant to any such Existing Documents; and
(iii) all payments (including, without limitation, royalties, delay rentals, shut-in royalties and valid calls under unit or operating agreements) due thereunder have been timely paid and Seller has received no notice of default under any of the Existing Documents.

(k) To the best of Seller's knowledge, all information furnished to Buyer by Seller with respect to the Interests will be true and accurate in all material respects, including, but not limited to, the following: (i) the historical lease operating costs for the Interests; (ii) whether the Wells are producing; and (iii) whether Seller is receiving payments for all production of hydrocarbons from the Interests. There are no gas imbalances affecting the Interests.

(l) None of the hydrocarbons (whether oil, gas or other liquids) comprising a portion of the Interests are committed or subject to any sales contract, dedication or servitude, either expressed or implied by law, except as set forth on Exhibit "D".

(m) To the best knowledge of Seller, all of the Wells that have been drilled and completed have been so drilled and completed within the boundaries and limits permitted by contract, pooling or unit agreement, and by law; and all drilling, completion, and other operations on or affecting the Leases have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No Well is subject to penalties or allowables after the date hereof because of any over-production or any other violation of applicable laws, rules, regulations or permits or judgments, orders of decrees of any court or governmental body or agency.

(n)      Except as set forth in Exhibit "D."

(i) Seller's operations and activities with respect to the Interests comply in all respects with all applicable governmental laws, including, without limitation, health and safety statutes and regulations and all Environmental Laws.

(ii) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter ("Environmental Proceeding") known to Seller pending or, to the best knowledge of Seller, threatened against Seller or any of the Interests relating in any way to the Environmental Laws.

(iii) Neither Seller nor to the best knowledge of Seller, any other person has released, placed, stored, buried or dumped any Hazardous Substances, Oil, Pollutants or Contaminants or any other wastes on, beneath, or adjacent to the Leases, except for inventories of such substances to be used in the ordinary course of business of Seller (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations).

(iv) Seller has not received any notice or order from any governmental entity or private or public entity advising it that Seller is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants, or Contaminants or any other waste or substance affecting the Interests.
         Seller is not aware of any facts which might reasonably give rise to any such notice, order or agreement.

(v) The term "Cleanup" shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environmental.

(vi) The term "Environmental Laws" shall mean all foreign, Federal, state and local laws, regulations, rules and ordinances relating to polluting or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oil, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oil, Pollutants or Contaminants, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

(vii) The term "Hazardous Substances, Oils, Pollutants or Contaminants" shall mean all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, or defined as such by, or regulated as such under, any Environmental Law.

(viii) The term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or
         Contaminants through or in the air, soil, surface water, groundwater or property.

     3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller the following:

         (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer is or will be prior to Closing duly qualified to conduct business in the State of California.

         (b) Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to purchase the Interests on the terms described in this Agreement and perform its other obligations under this Agreement.

         (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized.

         (d) This Agreement has been duly executed and delivered by or on behalf of Buyer; all documents and instruments required hereunder to be executed and delivered by Buyer at or prior to Closing shall have been duly executed and delivered; this Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

         (e) Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

         (f) Buyer is qualified, or shall be qualified by Closing, to hold Federal offshore oil and gas leases.

                                 ARTICLE 4
                       CERTAIN AGREEMENTS OF SELLER

         4.1 Agreements Between Execution of Agreement and Closing. During the period between the execution of this Agreement and the Closing Date, Seller shall not, without the prior written consent of Buyer, (i) sell, convey, assign, transfer or encumber any of the Interests; (ii) make or agree to make any expenditure in excess of $25,000.00, per well, per month net to Seller's interest, except for obligations under existing contracts, expenditures necessary to maintain the Interests, or in the event of any emergency as to which Seller has notified Buyer; (iii) sell oil, gas or other minerals from the Interests except sales made in the ordinary course of business; (iv) enter into any agreement amending, modifying or terminating any of the Leases; or (v) take any other action with respect to any of the Interests that would cause a material diminution the value thereof or that would materially and adversely affect the use and enjoyment thereof.

         4.2 Notification of Additional Proceedings. Seller shall promptly notify Buyer of any new suits, actions or other proceedings threatened or pending before any court, arbitrator or governmental agency which relate to the Interests.

                                 ARTICLE 5
                        CERTAIN AGREEMENTS OF BUYER

         5.1 Cooperation. Buyer shall cooperate with Seller to assist Seller in carrying out the agreements of Seller hereunder.

         5.2 Confidentiality Agreement. All confidential and proprietary information made available to Buyer by Seller in connection with this Agreement, including, without limitation, any information obtained by Buyer from Seller in connection with its due diligence review, shall be maintained as confidential by Buyer and by Buyer's representatives except to the extent disclosure is necessary to effectuate the purposes of this Agreement, or as required by law.

         5.3 Administrative Services. If Closing occurs, Buyer shall pay Seller at Closing TWO THOUSAND DOLLARS ($2,000) per month from the Effective Date to Closing for the accounting and other administrative services performed by Seller with respect to the Interests from the Effective Date to the Closing Date.

                                 ARTICLE 6
                       BUYER'S CONDITIONS TO CLOSING

         The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to Closing of each of the following conditions:

         6.1 Owner and Partner Approvals. The Units' owners and the Partnerships' partners shall have approved the transactions contemplated by this Agreement on or before July 1, 1999. If any such approvals are not obtained by such date, either Party may terminate this Agreement upon written notice of termination delivered to the other Party, in which case the Earnest Money
Deposit shall be returned to Buyer and neither Party shall have any further obligations hereunder to the other Party; provided, however, that Seller shall retain the Common Stock delivered pursuant to Section 2.2 and shall continue to have the registration rights provided in Section 9.3.

         6.2 Representations. The representations and warranties by Seller set forth in Section 3.1 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         6.3 Changes. There shall have been no material adverse change in the physical condition of the Interests, except depletion through normal production within authorized allowable and rates of production, depreciation of equipment through ordinary wear and tear, and other transactions permitted under this Agreement or approved in writing by Buyer.

         6.4 Performance. Seller shall have timely performed and complied with all agreements and covenants required by this Agreement.

         6.5 Oil and Gas Contracts. Buyer shall have reviewed and verified and approved to its satisfaction the terms and conditions of the Existing Documents and the gas contracts, marketing agreements and accounting and land records relating to the Interests.

         6.6 No Legal Proceedings. No suit, action or other proceeding shall be pending or threatened before any court, arbitration panel or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with the purchase and sale contemplated by this Agreement, or which might result in a material loss of any portion of the Interests, a material diminution in the value of any of the Interests, or materially interfere with the use or enjoyment of the Interests, except (i) matters with respect to which Buyer has been adequately indemnified by Seller or (ii) any suit or proceeding affecting only a portion of the Interests, which portion could be treated as subject to a Title Defect in accordance with Article 11.

                                 ARTICLE 7
                      SELLER'S CONDITIONS TO CLOSING

         The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to Closing of each of the following conditions:

         7.1 Owner and Partner Approvals. The Units' owners and the Partnerships' partners shall have approved the transactions contemplated by this Agreement on or before July 1, 1999. If any such approvals are not obtained by such date, either Party may terminate this Agreement upon written notice of termination delivered to the other Party, in which case the Earnest Money Deposit shall be returned to Buyer and neither Party shall have any further obligations hereunder to the other Party; provided, however, that Seller shall retain the Common Stock delivered pursuant to Section 2.2 and shall continue to have the registration rights provided in Section 9.3.

         7.2 Representations. The representations and warranties by Buyer set forth in Section 3.2 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         7.3 Performance. Buyer shall have timely performed and complied with all agreements and covenants required by this Agreement.

         7.4 No Legal Proceedings. No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain prohibit or declare illegal, or seeking substantial damages in connection with, the sale contemplated by this Agreement, except (i) matters with respect to which Seller has been adequately indemnified by Buyer or (ii) any suit or other proceeding affecting only a portion of the Warranted Interests, which portion could be treated as subject to a Title Defect in accordance with Article 11.

         7.5 Guarantee. Buyer shall have provided the Units' owners and the Partnerships' partners with its guarantee of Buyer's share of all Unit and Partnership liabilities in the form of guarantee attached hereto as Exhibit "E".

                                 ARTICLE 8
                                  CLOSING

         8.1 Date of Closing. Subject to the conditions stated in this Agreement, the purchase and sale of the Interests pursuant to this Agreement (the "Closing") shall occur on or before December 1, 1999, at 10:00 a.m., Mountain Standard Time, or on such other date and time as Buyer and Seller may agree (the
"Closing Date").

         8.2 Place of Closing. The Closing shall be held at the offices of Seller as set forth hereinabove.

         8.3 Closing Obligations. At the Closing, the following documents shall be delivered and the following events shall occur, each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(i) Seller shall execute and deliver: (1) an Assignment, Bill of Sale and Conveyances in the form attached as Exhibit "F" (the
         "Assignment") (in sufficient counterparts to facilitate recording) conveying the Interests, subject to the Permitted Encumbrances; (2) such other instruments as may be required to convey the Interests to Buyer and otherwise effectuate the transactions contemplated by this Agreement.

(ii) Seller and Buyer shall execute and deliver a preliminary settlement statement (the "Preliminary Settlement Statement") prepared by Seller and confirmed by Buyer, which sets forth the Adjusted Purchase Price reflecting each adjustment and the calculation of such adjustments used to determine such amounts as provided in Section 2.5.

(iii) Buyer shall deliver to Seller or to Seller's account (at such place as may be designated by Seller in a written notice delivered to Buyer not less than two (2) Business Days prior to Closing) by direct bank or wire transfer the Adjusted Purchase Price or the Adjustment Payment (if Buyer is the Party that owes the Adjustment Payment).

(iv) Seller shall deliver on forms supplied by Buyer transfer orders or letters in lieu thereof, directing the operator to make payment of proceeds attributable to production from the Interests after the Effective Time to Buyer.

         8.4  Records.  In addition to the obligations set forth under
Section 8.3 above, within thirty (30) days after Closing, if Buyer has acquired all of Seller's right, title and interest in and to the Interests, Seller shall deliver to Buyer all original well and land files in its possession or to which it has access. Buyer shall be entitled to all original records affecting the Interests assigned to Buyer pursuant to the terms of this Agreement. Seller shall be entitled to keep a copy of such records for its files.


                                 ARTICLE 9
                     SELLER'S POST-CLOSING LIABILITIES

         9.1 Abandonment Costs. Should Closing occur, Seller shall retain liability for one hundred percent (100%) of abandonment costs, net of salvage value, as such abandonment costs are incurred, attributable to Seller's pre-Closing interest in the Interests.

         9.2 Preferred Stock. At Buyer's option, on December 31, 1999 and on December 31, 2000, Seller shall purchase from Buyer newly designated non-voting Series D Convertible Preferred Stock (the "Preferred Stock") for cash in an amount equal to the aggregate amount of the excess of lease operating expenses and capital costs over production revenues, if any (the "Deficit"), net to Buyer's interest in the Interests, for the eight (8) and twelve (12) months periods, respectively, preceding each such date. In no event shall the aggregate amount of such Preferred Stock purchased exceed TWO MILLION DOLLARS ($2,000,000).
Seller's obligation to fund the Deficit through the purchase of Preferred Stock shall be reduced to ONE MILLION DOLLARS
($ 1,000,000) on January 1, 2000, if less than $1,000,000 of
Deficit has occurred through December 31, 1999. (For example, if only $800,000 of Deficit occurs and is paid through December 31, 1999, then $200,000 of Seller's obligation to pay such Deficit will expire on December 31, 1999. Likewise, if less than $1,000,000 of Deficit occurs in the second twelve months period, the unused portion of Seller's obligation will expire on December 31, 2000.)

         The amount of Seller's commitments under this Section 9.2 shall be reduced by fifty percent (50%) if Closing occurs, but Buyer fails to make the Second Installment Payment.

The Preferred Stock will provide for the following:

         (i) A coupon interest of five percent per annum (5%) payable in cash or Buyer's common stock (at Seller's option).

         (ii) Certain preferences, including a liquidation preference attached to the Interests.

         (iii) Conversion into shares of Buyer's common stock, based on the lowest of the average closing price for Buyer's common stock on the NASDAQ during the months of March 1999, March 2000 or March 2001. Buyer must request such conversion and Seller must consent to such request, or Seller must elect to make such conversion, on or before March 31, 2004. In no event will the conversion of the Preferred Stock into common stock result in Seller's owning more than 19.9% of Buyer's outstanding common stock without Buyer's written authorization.

         9.3 Registration Rights. Seller shall have the right to require that Buyer, at Seller's cost, register under the Securities Act of 1933, as amended, any shares of Buyer's common stock held by Seller, including the shares of Buyer's common stock held by Seller on the date hereof, the shares delivered pursuant to Section 2.2 and/or the shares of common stock issued pursuant to Section 9.2.

                                ARTICLE 10
                           POST-CLOSING MATTERS


     10. Final Settlement Statement. As soon as practicable after the Closing, but in no event later than sixty (60) days after Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement
("Final Settlement Statement") setting forth each adjustment, (other than adjustments for Title Defects) finally determined as of Closing and showing the calculation of such adjustments. Within thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made in good faith to resolve any questions with respect to the amounts due pursuant to such Final Settlement Statement no later than ninety (90) days after the Closing.

  10.2 Unpaid Third Party Funds. At such time as Buyer and Seller agree on a Final Settlement Statement, Seller will transfer to Buyer all funds held by Seller which are owed to a third party owner of royalty, overriding royalty, working interests, mineral interest or other similar interests, attributable to the Interests, and will deliver all records in Seller's possession which may be useful to determine proper disbursement. Buyer shall thereafter be responsible for determining the proper payment of such amounts and shall indemnify and hold harmless Seller from and against any and all cost, loss or expense of whatever kind, including attorney's fees, arising from or in connection with the claim or any person with respect to the funds transferred to Buyer pursuant to this Section 10.2.

     10.3 Further Assurances. After Closing, Seller, and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, document, certificate or other instrument delivered pursuant hereto.

     10.4 Survival. All representations and warranties set forth in this Agreement and the indemnities provided in Section 12.1 and Section
12.2 shall survive the Closing.

                                ARTICLE 11
                               TITLE MATTERS



     11.1     Access to Title and Other Documents.

         (a) After the date hereof, Seller will make available to Buyer and to its representatives (such representatives to include employees, consultants, independent contractors, attorneys and other advisors of Buyer) for Buyer's copying and/or inspection (at Buyer's cost and expense), at Seller's offices during normal business hours the following documents in Seller's possession or under its control:

(i) All abstracts of title, title opinions, title curative materials, ownership reports, division orders, bills of sale, other documents evidencing transfers of title, tax receipts, and licenses and registrations pertaining to the Interests.

(ii) All of the lease records, lease files, leases, conveyances and assignments of interest in the Leases; unitization, unit, pooling and operating agreements; division orders; contracts; transfer orders; orders of the applicable regulatory authorities or administrative agencies; mortgages, deeds of trust, security agreements, and financing statements; and all other contracts, agreements and documents affecting the Interests.

(iii) Instruments and documents concerning proper payment of all general and special assessments, ad valorem and property taxes, and production, severance and similar taxes and assessments based on or measured by the ownership of the Interests, the production of hydrocarbons, or the receipt of proceeds therefrom for 1999 and years prior for which the applicable statute of limitations has not expired.

(iv) All geological maps, geophysical surveys and engineering studies, ownership maps, reserve reports, seismic surveys, logs, core studies, and surveys relating to the Interests.

(v) All production records; transportation agreements; contracts concerning the purchase of gas, oil, casinghead gas, distillate, gas condensate or other hydrocarbons; processing agreements; all correspondence relating to the Interests; and data sheets relating to the Interests and to bonuses, rentals and royalties payable with respect thereto.

(vi) All agreements relating to the purchase, sale, processing, and transportation of production from the Wells.

(vii) All bonds, leases, permits, easements, licenses, orders, saltwater disposal agreements, agreements with pumpers and other agreements in any way relating to the Interests or the operation thereof.

(viii) All environmental reports, assessments and studies relating to any of the Interests.


Reliance on such information shall be at the sole risk of the Buyer, and Seller makes no guaranty or representation as to the accuracy or completeness of such data, except as otherwise provided in this Agreement.

(b) To the extent such has not already been furnished, after the date hereof Seller shall use its reasonable efforts to obtain and submit to Buyer or its representatives, as promptly as practicable, such abstracts, title reports, status reports, certificates of title, certificates of fact and other evidence of title covering the Interests as Buyer may reasonably request that are in the possession of a third person to which Seller has access. In addition, Seller shall authorize Buyer and its representatives to consult with attorneys, abstract companies and other consultants or independent contractors of Seller (whether utilized in the past or present) concerning title related matters. Reliance on such information of such third parties shall be at the sole risk of the Buyer, and Seller makes no guaranty or representation as to the accuracy or completeness of such data.

     11.2 No Warranty or Representation. At the Closing, Seller shall convey to Buyer all the Interests. Such conveyance shall be subject to the Permitted Encumbrances and WITHOUT ANY WARRANTY OF TITLE,
EITHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, except for the warranty of title as to persons claiming by, through and under Seller contained in the Assignment. Without limiting Buyer's right to reduce the Purchase Price in the manner provided in this Article 11, Seller makes no warranty or representation, express or implied, with respect to the accuracy or completeness of any information. Records or data now, heretofore, or hereafter made available to Buyer in connection with this Agreement, including, without limitation, any description of the Interests, pricing assumptions, potential for production of hydrocarbons from the Interests, or any other matters contained in any material furnished by Seller to Buyer or its officers, directors, employees, agents, advisors or representatives.

     11.3 Disclaimer. ALL PERSONAL PROPERTY, MACHINERY, FIXTURES, EQUIPMENT AND MATERIALS CONVEYED HEREBY ARE SOLD AND ASSIGNED AND ACCEPTED BY BUYER IN THEIR "WHERE IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

     11.4 Permitted Encumbrances. As used in this Agreement, the term "Permitted Encumbrances" shall mean the following, provided that the same shall not operate to reduce the net revenue interest or increase the gross working interest of an Interest beyond that shown on Exhibit "A":
         (a) Lessors' royalties, non-participating royalties, overriding royalties, division orders, reversionary interests, and similar burdens.

         (b) Preferential rights to purchase and required third party consents to assignments and similar agreements, with respect to which, prior to Closing (i) waivers or consents are obtained from the appropriate parties, (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights, or (iii) arrangements acceptable to Buyer can be made by Buyer and Seller to allow Buyer to receive substantially the same economic benefits as if all such waivers and consents to assign have been obtained.

         (c) Liens for taxes or assessments not yet due or delinquent or, if delinquent,that are being contested in good faith in the normal course of business.

         (d) All rights to consent by, required notices to, filing with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance and neither Seller nor Buyer has no reason to believe they cannot be obtained.

         (e)  Such Title Defects as Buyer may have waived in writing.

         (f)  Rights reserved to or vested in any governmental authority.

         (g) Rights of a common owner of any Interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through common ownership.

         (h) Easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Interests for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment which do not materially impair the rights held by Buyer or the use and enjoyment of the Interests.

         (i) Defects, irregularities and deficiencies in title to any rights-of-way, easements, surface lease or other rights which in the aggregate do not materially impair the use of such right-of-way, easements, surface leases or other rights for the purpose of which such rights will be held by Buyer.

         (j) Zoning, planning and environmental laws and ordinances and municipal regulations.

         (k) Vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due, or which are being contested in good faith by appropriate proceedings by or on behalf of Seller.

         (l) Liens created under operating agreements in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller.

         (m)  The terms and provisions of the Existing Documents.

     11.5 Good and Defensible Title. For the purposes of this Article 11, the terms "Good and Defensible Title" shall mean, with respect to each of the Interests, that title of Seller which, subject to and except for Permitted Encumbrances:

         (a) Entitles Seller, throughout the duration of the relevant Interest, to receive from such Interest (free and clear of all royalties, overriding royalties, non-participating royalties, net profits interests, or other burdens on or measured by production of hydrocarbons) not less than the interest shown as the net revenue interest on Exhibit "A" in all hydrocarbons produced, saved and marketed from the Interest and of all hydrocarbons produced, saved, and marketed from any unit of which the Interest is a part and which is allocated to such Interest; all without reduction, suspension, or termination of the Interest.

         (b) Obligates Seller to bear the percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the Interest not greater than the gross working interest shown on Exhibit "A" without increase throughout the duration of such Interest.

         (c) Is free and clear of liens, encumbrances and defects.

     11.6 Notice of Title Defect. Except for Permitted Encumbrances, any defect in title, lien, encumbrance, or defect that would cause Seller's title to any Interest not to be Good and Defensible Title shall be a title defect ("Title Defect"). Not later than ten (10) days before the Closing Date (the "Warranty
Claim Date"), Buyer must notify Seller in writing of any matter that Buyer considers to be a Title Defect ("Notice of Title
Defect"), which notice shall include, (i) a specific description of the matter Buyer asserts as a Title Defect, (ii) a specific description of the Interest or the portion of the Interest that is affected by the Title Defect, (iii) Buyer's calculation of the amount ("Title Defect Amount") that the value of the Interest should be reduced because of the Title Defect based on the Allocated Value shown on Exhibit "C," and (iv) appropriate supporting documentation.

         Notwithstanding anything to the contrary in this Agreement, the Buyer shall be deemed to have waived any Title Defect which the Buyer has not specifically asserted in its Notice of Title
Defect presented before the Warranty Claim Date.

         11.7 Title Failure. Any item that Seller acknowledges is a Title Defect but that Seller is unwilling to cure shall be deemed a Title Failure and the Purchase Price shall be reduced for such Title Defect pursuant to Section 2.5.

         11.8 Defect Notice; Seller's Opportunity to Cure. To the extent that Seller disputes that any item described in the Notice of Title Defect actually constitutes a Title Defect or disputes the Title
Defect Amount assigned by Buyer to any such Title Defect ("Contested Defect"), Seller shall deliver to Buyer a notice so stating ("Defect Notice"). Subject to the provisions of 11.9 below, the portion of the Purchase Price attributable to Title Defects which Seller is willing to cure but which are uncured at Closing, or which are not waived by Buyer at Closing (including Contested Defects), shall be deposited into an escrow account pursuant to an escrow agreement agreed to by the Parties and the Assignment will be revised to delete all of that portion of the Interests affected by such Title Defects (including Contested Defects). If Seller fails to cure a Title Defect within ninety (90) days after Closing, it shall be deemed a Title Failure and the funds attributable to such Title Defect shall be released from escrow to Buyer.

         11.9 Purchase Price Adjustments. Notwithstanding any provision hereof to the contrary, there shall be no reduction in the Purchase Price and no escrow for Title Defects or Contested Defects unless the cumulative amount of Title Defects (including Contested Defects) exceeds Twenty-Five Thousand Dollars ($25,000).

         11.10 Exclusion of Defect Properties; Modification of General Assignment. On or before the Closing Date, Seller may elect to retain and exclude from the Interests any portion of the Interests to the extent Buyer has asserted that Seller does not have Good and Defensible Title to such portion. If a Title Defect is determined to exist, and the affected Interest is not excluded, the Parties will revise the Assignment so that no warranty of title will be given as to such affected Interest.

         11.11 Termination Amount. Notwithstanding any provision hereof to the contrary, in the event the aggregate of the Title Defect Amounts and the value of the properties and Interests rejected as provided in Section 11.12 below amounts to 20% or more of the Adjusted Purchase Price (the "Termination Amount"), either Party shall have the option to terminate this Agreement, without any liability, upon written notice to the other Party.

         11.12 Preferential Rights and Consents to Assign. Some Interests may be subject to existing preferential rights to purchase the Interests or consents may be required in order to assign the Interests. Seller shall use its best efforts to obtain waivers of any preferential rights and necessary consents. If a preferential right is exercised prior to Closing, the Purchase Price shall be adjusted downward in an amount equal to the price paid to Seller for the Interest with respect to which the preferential right has been exercised and such Interest shall be deleted from this Agreement. In such case Seller shall be entitled to all proceeds paid by the third party exercising its preferential right to purchase. As to any Interest with respect to which a required waiver of preferential purchase right or consent to assignment has not been obtained prior to Closing, except for the approvals referred to in Sections 6.1 and 6.2, Buyer may waive such requirements and accept an assignment covering such Interest. If Buyer does not waive the requirement, the Interest so affected shall be deleted from this Agreement with a corresponding adjustment made to the Purchase Price. If a third party preferential purchase right burdening any Interest is exercised after Closing and Buyer has received title to such interest at Closing, Buyer shall be entitled to all proceeds paid for such interest by the third party exercising such preferential purchase right. Buyer shall be responsible for conveying title to the Interest affected by said preferential right to the party exercising the same.

         11.13 Inspection. Buyer and its authorized representatives, at Buyer's expense, shall have the right to enter upon and inspect the real and personal properties comprising the Interests, and to conduct such well, environmental and other tests and assessments as Buyer shall deem appropriate, subject to the approval of the operator in the case of non-operated properties. The results of all such inspections, tests and assessments must be acceptable to Buyer in its sole judgment and discretion. No later than ten (10) days before the Closing Date, Buyer must notify Seller in writing of any property or Interest that Buyer rejects based on such inspections, tests or assessments, and of Buyer's calculation of the amount that the Purchase Price should be reduced because of such rejection. To the extent that Seller disputes the reduction in value described in such notice, Seller shall deliver a notice to Buyer so stating and the reasons therefor. The portion of the Purchase Price in dispute shall be deposited into the escrow account referred to in Section 11.7 and the property or Interest in question shall be deleted from the Assignment.

                                ARTICLE 12
                              INDEMNIFICATION

         12.1 Indemnity by Seller. Seller shall indemnify and hold harmless Buyer and its subsidiaries, affiliates, and parents, and its and their employees, representatives, officers, directors, attorneys and agents from and against any claim, damage, liability, loss, cost, expenses, attorney's fees, judgment or deficiency that Buyer shall pay or become obligated to pay arising out of, resulting from, related to or on account of the Seller's ownership, management or control of the Interests prior to the Closing Date, including, without limitation, matters arising under the Environmental Laws and for the abandonment obligations referred to in Section 9.1; provided, however, Seller's indemnity shall not apply to claims, costs, obligations, liabilities and losses related to (i) waived Title Defects; or
(ii) amounts for which Buyer has received a downward adjustment of the Purchase Price.

         12.2 Indemnity by Buyer. Buyer shall indemnify and hold harmless Seller, its subsidiaries, affiliates, and parents, and its and their employees, representatives, officers, directors, attorneys and agents from and against any claim, damage, liability, loss, cost, expense, attorneys' fees, judgment or deficiency that Seller shall pay or become obligated to pay arising out of, resulting from, related to or on account of Buyer's ownership, operation, management or control of the Interests from and after the Closing Date, except for the abandonment obligations referred to in Section 9.1 and the Deficit referred to in Section 9.2.

         12.3 Notice of Claim, Assumption of Defense and Settlement of Claim. Promptly upon the discovery thereof Seller or Buyer, as may be the case, shall give written notice to the other of any claim with respect to which the Party giving notice asserts it is entitled to indemnity or payment pursuant to this Article 12. For the purpose of this Article, the party giving notice of a claim shall be referred to as the "Indemnified Party" and the Party receiving notice of a claim shall be referred to as the "Indemnifying Party." In the event that the Indemnified Party gives notice of a claim to the Indemnifying Party, such notice shall set forth the facts known to the Indemnified Party pertaining to the claim, and shall specify the manner in which the Indemnified Party proposes to respond to the claim. Within ten
(10) days of receipt of such notice, the Indemnifying Party shall state in writing: (i) whether the Indemnified Party may proceed to respond to the claim in the manner set forth in its notice; or (ii) whether the Indemnifying Party shall assume responsibility for and conduct the negotiations, defense or settlement of the claim, and if so, the specific manner in which the Indemnifying Party proposes to proceed.

                                ARTICLE 13
                     TERMINATION, DEFAULT AND REMEDIES

         13.1 Right of Termination. The Agreement and the transactions contemplated herein may be terminated at any time at or prior to
Closing:

(i) By Seller, at Seller's option, in the event any of the conditions set forth in Article 7 have not been satisfied as provided therein.

(ii) By Buyer, at Buyer's option, in the event any of the conditions set forth in Article 6 have not been satisfied as provided therein.

(iii) By either Party if the approvals referred to in Sections 6.1 or Section 7.1 are not obtained.

(iv) By either Party in the event that the adjustments to the Purchase Price exceed the Termination Amount, as provided for in Section 11.11.

(v)      By Buyer's failure to make the First Installment Payment.

         13.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 13.1, the termination shall be without penalty and the Parties shall have no further obligations to, nor rights against, one another except for the obligations set forth in Section 13.3 below and the registration rights provided in Section 9.3.

         13.3 Return of Documentation. Upon termination of this Agreement, Buyer shall return to Seller all title, engineering, geological data, reports, contracts, and maps and other information furnished by Seller to Buyer and all copies thereof.

                                ARTICLE 14
                               MISCELLANEOUS

         14.1 Fees and Taxes. Except as otherwise specifically provided, all fees, costs and expense incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses. All required documentary, filing and recording fees for the assignments, conveyance or other instruments required to convey title to the Interests to Buyer shall be borne by Buyer. In addition, the liability for any sales, use, transfer or similar tax associated with the sale and/or transfer of the Interests shall be the liability of, and for the account of, the Buyer and such liability shall not be subject to proration as provided in Section 2.5.

         14.2 Notices. All notices and communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made when actually delivered, including delivery by courier, facsimile, telecopy, or other electronic medium, or if mailed by registered to certified mail, postage prepaid, addressed as follows:


SELLER:

         WHITING PETROLEUM CORPORATION
         WHITING PROGRAMS, INC.
         1700 Broadway, Suite 2300
         Denver, Colorado 80290-2301
         Attention: J. R. Hazlett, Vice President-Land
         Telephone: 303-390-4230
         Facsimile: 303-390-4245


BUYER:

         DELTA PETROLEUM CORPORATION
         555 - 17th Street, Suite 3310
         Denver, Colorado 80202
         Attention: Roger A. Parker, President
         Telephone: 303-293-9133
         Facsimile: 303-298-8251



Either Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     14.3 Amendments. This Agreement may not be amended except by an instrument in writing signed by Buyer and Seller.

     14.4 Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement.
In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

     14.5 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     14.6 Counterparts. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     14.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

     14.8 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Colorado without giving effect to the conflicts of law rules thereof. Any disputes concerning this Agreement or the subject matter hereof shall be brought in a court of competent jurisdiction of the State of Colorado.

     14.9 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

     14.10 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

     14.11 Further Cooperation. After the Closing, Buyer and Seller shall execute and deliver, or shall caused to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as any Party may reasonably request to convey and deliver the Interests to Buyer, to accomplish the orderly transfer of the Interests to Buyer, or to otherwise effectuate the transactions contemplated by this Agreement. If either Party hereto receives monies belonging to the other, such amount shall immediately be paid over to the proper Party. If an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Seller and Buyer, then the Parties shall consult with each other and each shall promptly pay its portion of such obligation to the obligee.

EXECUTED as of the date first above stated, but made effective as of the Effective Time.


SELLER:

WHITING PETROLEUM CORPORATION

By s/John R. Hazlett
John  R. Hazlett
Vice President


WHITING PROGRAMS, INC.,

By s/John R. Hazlett
John R. Hazlett
Vice President



BUYER:

DELTA PETROLEUM CORPORATION


s/Roger A. Parker
Roger A. Parker
President



                 AMENDMENT TO PURCHASE AND SALE AGREEMENT


         This Amendment to Purchase and Sale Agreement (this "Amendment") dated as of the 8th day of June, 1999, is between WHITING PETROLEUM CORPORATION, a Delaware corporation, and WHITING PROGRAMS, INC., a Delaware corporation (collectively, "Seller"), whose address is Mile High Center, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2301 and DELTA PETROLEUM CORPORATION, a Colorado corporation ("Buyer"), whose address is 555 17th Street, Suite 3310, Denver, Colorado 80202. Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

         1 . The Parties have executed that certain Purchase and Sale Agreement dated the date hereof (the "Agreement") whereby Seller agrees to sell and convey and Buyer agrees to purchase and pay for the Interests (as defined in the Agreement), subject to the terms and conditions contained therein.

         2. The Parties wish to amend the Agreement in the manner set forth in the Amendment.

                                AGREEMENT:

         NOW THEREFORE, it is hereby agreed as follows:

1 .    Terms defined in the Agreement shall have the same meanings when used herein.

2. If any of the following events occurs, the provisions of Sections 3 through 8 of this Amendment shall apply and the Agreement shall be deemed amended accordingly:

(i) The Units' owners or the Partnerships' partners shall have failed to approve the transactions contemplated by the Agreement on or before July 1, 1999 as provided in Section
         6.1 of the Agreement; or

(ii) The Units' owners and the Partnerships' partners approve such transactions by such date, but condition such approvals on Seller conveying 100% of its right, title and interest in the Interests and Buyer fails to make the Second Installment Payment; or

(iii)    Buyer fails to make the First Installment Payment.


3.      For purposes of this Amendment, a net operating interest
("NOI") is defined as the positive or negative cash flow resulting to the Interests from the following seven step calculation:

(i)      oil and gas sales revenue,
(ii)     less royalties and overriding royalties,
(iii)    less Unit lease operating expenses,
(iv)     less severance, production or ad valorem taxes, if any,
(v)      less capital expenditures,
(vi)     less Unit fees to the Unit operator, and
(vii)    plus the positive or less the negative cash flow from
             the Partnerships.

         After taking into account Seller's retention of net abandonment costs under Section 9.1 of the Agreement and the maximum payments of $2,000,000 by Seller to purchase the Preferred Stock to fund the Deficit pursuant to Section 9.2, this seven step calculation may result in positive cash flow or negative cash flow. Should Buyer acquire a NOI pursuant to this Amendment, (i) in the event of positive cash flow, Seller will pay the excess to Buyer and (ii) in the event of a negative cash flow, Buyer will pay the deficit to Seller.

4. Section 2.4 of the Agreement is amended by deleting the provisions set forth as items (i) and (ii) thereof and substituting the following therefor:

         "(i) "If Buyer fails to make the First Installment Payment, this Agreement shall terminate without further obligation by either Party to the other Party; provided, however that Seller shall retain the Common Stock delivered pursuant to Section 2.2 and shall have the registration rights provided in Section 9.3, and shall have the option to either (a) return the Earnest Money Deposit to Buyer or (b) retain the Earnest Money Deposition and convey to Buyer at Closing a 16.66% NOI in the Interests, effective the Effective Time.

         (i) If Buyer makes the First Installment Payment, but fails to make the Second Installment Payment, Seller shall retain the Earnest Money Deposit, the First Installment Payment and the
Common Stock and shall have the option to convey to Buyer at Closing either (a) fifty percent (50%) of its right, title and interest in the Interests pursuant to Section 8.3, or (b) a 50%
NOI. effective the Effective Time."

5. Section 7.2 is amended by adding the following as a second paragraph to such provision:

"If the Units' owners and/or the Partnerships' partners do not approve the transactions contemplated by the Agreement, the following procedures shall apply.

(i) If Buyer fails to make the First Installment Payment, Seller shall exercise the option to return the Earnest Money Deposit or convey a 16.66% NOI referred to in Section 2.4 of the Agreement, as amended by the Amendment.

(ii) If Buyer makes the First Installment Payment, but fails to make the Second Installment Payment, Seller shall convey to Buyer the 50% NOI referred to in Section 2.4 of the Agreement, as amended by the Amendment.

(iii) If Buyer makes both the First Installment Payment and the Second Installment Payment, Seller shall convey to Buyer a 100% NOI."

6. Section 7.6 of the Agreement is deleted and the following is substituted therefor:

         "7.6 Guarantee. If Closing occurs and Buyer receives either a 50% NOI or 16.66% NOI, Buyer shall provide Seller with its guarantee of Buyer's share, depending on the NOI received and subject to the provisions of Sections 9.1 and 9.2, of all Unit and Partnership liabilities in the form of guarantee attached hereto as Exhibit "E".

7. Section 9.2 of the Agreement is amended to add the following as a second sentence to the second paragraph in such
Section: "If Buyer receives either a 50% NOI or 16.66% NOI at Closing, the amount of Seller's commitments under this Section
9.2 shall be reduced to either 50% or 16.66%, depending on the NOI received."

8. If any provision in the Agreement conflicts with any provision contained in this Amendment, the provision in this Amendment shall govern and control.

This Amendment is executed by the Parties as of the date first above stated.



SELLER:

WHITING PETROLEUM CORPORATION

By s/John R. Hazlett
John R. Hazlett
Vice President



WHITING PROGRAMS, INC.

By s/John R. Hazlett
John R. Hazlett
Vice President




BUYER:

DELTA PETROLEUM CORPORATION

s/Roger A. Parker
Roger A. Parker
President